UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2006

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 12, 2006, The Goldman Sachs Group, Inc. (the Registrant) reported its earnings for its fiscal third quarter ended August 25, 2006. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On September 12, 2006, the Registrant reported net revenues of $7.46 billion for its third quarter ended August 25, 2006. Net earnings for the quarter were $1.68 billion (1) and diluted earnings per common share were $3.45 (1), in each case excluding incremental non-cash expenses of $133 million related to the accounting for certain share-based awards under SFAS No. 123-R (1). Including these non-cash expenses, net earnings were $1.59 billion and diluted earnings per common share were $3.26 for the third quarter of 2006. These results compare with $3.25 for the third quarter of 2005 and $4.97 (1), excluding incremental non-cash expenses of $138 million related to SFAS No. 123-R (1), for the second quarter of 2006. Including these non-cash expenses, diluted earnings per common share were $4.78 for the second quarter of 2006.

Excluding the non-cash expenses of $133 million, annualized return on average tangible common shareholders’ equity (2) was 26.5% (1) and annualized return on average common shareholders’ equity was 22.2% (1) for the third quarter. Including these non-cash expenses, annualized return on average tangible common shareholders’ equity (2) was 24.9% and annualized return on average common shareholders’ equity was 20.9% for the third quarter.

Net Revenues

Investment Banking

Net revenues in Investment Banking were $1.29 billion, 27% higher than the third quarter of 2005 and 16% lower than the second quarter of 2006. Net revenues in Financial Advisory were $609 million, 9% higher than the third quarter of 2005, reflecting increased client activity. Net revenues in the firm’s Underwriting business were $679 million, 49% higher than the third quarter of 2005. Net revenues were significantly higher in debt underwriting, primarily due to an increase in leveraged finance activity, and in equity underwriting. The firm’s investment banking backlog was essentially unchanged during the quarter.

Trading and Principal Investments

Net revenues in Trading and Principal Investments were $4.72 billion, 7% lower than the third quarter of 2005 and 32% lower than a particularly strong second quarter of 2006.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $2.74 billion, 4% higher than a strong third quarter of 2005, reflecting higher net revenues in commodities and mortgages, partially offset by lower net revenues in currencies. In addition, net revenues in credit products were strong, but lower compared with the third quarter of 2005, while net revenues in interest rate products were essentially unchanged. Although FICC performed well, the business operated in a less favorable environment, as customer-driven activity declined from the first half of the year and volatility levels were generally low.

Net revenues in Equities were $1.55 billion, 3% lower than the third quarter of 2005, primarily reflecting significantly lower net revenues in principal strategies and, to a lesser extent, shares. These declines were partially offset by higher net revenues in derivatives and the contribution from the firm’s insurance business, which was acquired in 2006. During the quarter, Equities operated in an environment in which equity prices lacked direction and customer-driven activity declined from the first half of the year.

Principal Investments recorded net revenues of $430 million, reflecting a $261 million gain related to the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. (SMFG) and $169 million in gains and overrides from other principal investments.

Asset Management and Securities Services

Net revenues in Asset Management and Securities Services were $1.46 billion, 20% higher than the third quarter of 2005 and 10% lower than the second quarter of 2006.

Asset Management net revenues were $918 million, 26% higher than the third quarter of 2005. The increase was primarily driven by significantly higher management and other fees, principally due to growth in assets under management. During the quarter, assets under management increased 6% to $629 billion, reflecting non-money market net asset inflows of $27 billion, principally in alternative investment and fixed income assets, money market net asset inflows of $3 billion (3) and market appreciation of $6 billion, primarily in equity and fixed income assets.

Securities Services net revenues were $537 million, 13% higher than the third quarter of 2005, as the firm’s prime brokerage business continued to generate strong results, primarily reflecting significantly higher global customer balances in securities lending and margin lending.

Expenses

Operating expenses were $5.10 billion, 5% higher than the third quarter of 2005 and 22% lower than the second quarter of 2006.

Compensation and Benefits

Compensation and benefits expenses were $3.51 billion compared with $3.64 billion in the third quarter of 2005. Employment levels increased 7% during the quarter.

In the first quarter of 2006, the firm adopted SFAS No. 123-R, which requires that share-based awards granted to retirement-eligible employees, including those subject to non-compete agreements, be expensed in the year of grant. In addition to expensing current year awards, prior year awards must continue to be amortized over the relevant service period. Therefore, although there is no incremental economic cost to the firm, compensation and benefits in 2006 will include both amortization of prior year awards as well as new awards granted to retirement-eligible employees for services rendered in 2006.

The majority of the expense related to the continued amortization of prior year awards will be recognized in 2006. The estimated annual expense for 2006 is approximately $650 million, of which $508 million was recognized in the first nine months of 2006. The ratio of compensation and benefits to net revenues, excluding the non-cash expenses of $508 million, was 48.0% (1) for the first nine months of 2006, compared with 49.0% (1) for the first six months of 2006 and 50.0% for the first nine months of 2005. Including the non-cash expenses of $508 million, the ratio of compensation and benefits to net revenues was 49.8% for the first nine months of 2006.

Non-Compensation Expenses

Non-compensation expenses were $1.59 billion, 29% higher than the third quarter of 2005. Excluding non-compensation expenses related to consolidated investment entities held for investment purposes (4), non-compensation expenses were 26% higher than the third quarter of 2005. More than one-half of this increase was attributable to higher brokerage, clearing and exchange fees, primarily in Equities. Other expenses were higher primarily due to costs related to the firm’s insurance business, which was acquired in 2006.

Provision For Taxes

The effective income tax rate was 33.3% for the first nine months of 2006, down from 33.6% for the first six months of 2006 and up from 32.0% for fiscal year 2005. The increase in the effective tax rate for the first nine months of 2006 compared with fiscal year 2005 was primarily due to the impact of audit settlements in 2005 and lower estimated tax credits in 2006.

Capital

As of August 25, 2006, total capital was $162.82 billion, consisting of $33.49 billion in total shareholders’ equity (common equity of $30.39 billion and preferred stock of $3.10 billion) and $129.33 billion in long-term borrowings. (5) Book value per common share was $67.87 based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 447.8 million at period end. Tangible book value per common share was $57.27. (2)

On July 24, 2006, The Goldman Sachs Group, Inc. issued an additional $500 million of perpetual Floating Rate Non-Cumulative Preferred Stock, Series D (Series D Preferred Stock).

The firm repurchased 3.8 million shares of its common stock at an average price of $148.90 per share, for a total cost of $573 million during the quarter. On September 11, 2006, the Board of Directors of The Goldman Sachs Group, Inc. (the Board) authorized the repurchase of an additional 60.0 million shares of common stock pursuant to the firm’s existing share repurchase program. The remaining share authorization under the firm’s existing common stock repurchase program, including the newly authorized amount, is 73.3 million shares.

Dividends

The Board declared a dividend of $0.35 per common share to be paid on November 20, 2006 to common shareholders of record on October 23, 2006. The Board also declared dividends of $395.85, $387.50, $395.85 and $390.74 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1000th interest in a share of preferred stock), to be paid on November 10, 2006 to preferred shareholders of record on October 26, 2006.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements.” These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 25, 2005.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that the firm expects to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 25, 2005.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 25,	May 26,	Aug. 26,	May 26,	Aug. 26,
	2006	2006	2005	2006	2005

Investment Banking
Financial Advisory	$609	$608	$559	—%	9%

Equity underwriting	270	482	199	(44)	36
Debt underwriting	409	436	257	(6)	59

Total Underwriting	679	918	456	(26)	49

Total Investment Banking	1,288	1,526	1,015	(16)	27

Trading and Principal Investments
FICC	2,739	4,316	2,626	(37)	4

Equities trading	707	1,416	872	(50)	(19)
Equities commissions	844	936	721	(10)	17

Total Equities	1,551	2,352	1,593	(34)	(3)

SMFG	261	(61)	498	N.M.	(48)
Other corporate and real estate gains and losses	134	280	205	(52)	(35)
Overrides	35	74	140	(53)	(75)

Total Principal Investments	430	293	843	47	(49)

Total Trading and Principal Investments	4,720	6,961	5,062	(32)	(7)

Asset Management and Securities Services
Management and other fees	822	850	672	(3)	22
Incentive fees	96	104	59	(8)	63

Total Asset Management	918	954	731	(4)	26

Securities Services	537	656	477	(18)	13

Total Asset Management and Securities Services	1,455	1,610	1,208	(10)	20

Total net revenues	$7,463	$10,097	$7,285	(26)	2

	Nine Months Ended		% Change From
	Aug. 25,	Aug. 26,	Aug. 26,
	2006	2005	2005

Investment Banking
Financial Advisory	$1,953	$1,359	44%

Equity underwriting	1,035	499	107
Debt underwriting	1,297	865	50

Total Underwriting	2,332	1,364	71

Total Investment Banking	4,285	2,723	57

Trading and Principal Investments
FICC	10,795	6,634	63

Equities trading	3,730	2,073	80
Equities commissions	2,622	2,175	21

Total Equities	6,352	4,248	50

SMFG	605	752	(20)
Other corporate and real estate gains and losses	614	460	33
Overrides	199	164	21

Total Principal Investments	1,418	1,376	3

Total Trading and Principal Investments	18,565	12,258	51

Asset Management and Securities Services
Management and other fees	2,422	1,947	24
Incentive fees	939	222	N.M.

Total Asset Management	3,361	2,169	55

Securities Services	1,684	1,346	25

Total Asset Management and Securities Services	5,045	3,515	44

Total net revenues	$27,895	$18,496	51

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	Aug. 25,	May 26,	Aug. 26,	May 26,	Aug. 26,
	2006	2006	2005	2006	2005

Revenues
Investment banking	$1,285	$1,521	$998	(16)%	29%
Trading and principal investments	4,368	6,921	4,842	(37)	(10)
Asset management and securities services	975	1,016	772	(4)	26
Interest income	9,351	8,544	5,721	9	63

Total revenues	15,979	18,002	12,333	(11)	30

Interest expense	8,395	7,761	4,940	8	70
Cost of power generation (6)	121	144	108	(16)	12

Revenues, net of interest expense and cost of power generation	7,463	10,097	7,285	(26)	2

Operating expenses
Compensation and benefits	3,510	5,086	3,642	(31)	(4)

Brokerage, clearing and exchange fees	454	403	271	13	68
Market development	117	121	92	(3)	27
Communications and technology	141	131	124	8	14
Depreciation and amortization	126	127	125	(1)	1
Amortization of identifiable intangible assets	50	44	31	14	61
Occupancy	221	199	200	11	11
Professional fees	135	123	117	10	15
Other expenses	347	339	278	2	25

Total non-compensation expenses	1,591	1,487	1,238	7	29

Total operating expenses	5,101	6,573	4,880	(22)	5

Pre-tax earnings	2,362	3,524	2,405	(33)	(2)
Provision for taxes	768	1,212	788	(37)	(3)

Net earnings	1,594	2,312	1,617	(31)	(1)

Preferred stock dividends	39	26	9	N.M.	N.M.

Net earnings applicable to common shareholders	$1,555	$2,286	$1,608	(32)	(3)

Earnings per common share
Basic	$3.46	$5.08	$3.40	(32)%	2%
Diluted	3.26	4.78	3.25	(32)	—
Diluted, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	3.45	4.97	3.25	(31)	6

Average common shares outstanding
Basic	449.4	449.7	473.3	—	(5)
Diluted	477.4	478.3	494.2	—	(3)

Selected Data
Employees at period end (7) (8)	25,647	24,013	23,195	7	11

Ratio of compensation and benefits to net revenues	47.0%	50.4%	50.0%

Ratio of compensation and benefits to net revenues, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	45.2	49.0	50.0

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended		% Change From
	Aug. 25,	Aug. 26,	Aug. 26,
	2006	2005	2005

Revenues
Investment banking	$4,276	$2,667	60%
Trading and principal investments	17,976	11,545	56
Asset management and securities services	3,545	2,270	56
Interest income	25,430	14,764	72

Total revenues	51,227	31,246	64

Interest expense	22,969	12,411	85
Cost of power generation (6)	363	339	7

Revenues, net of interest expense and cost of power generation	27,895	18,496	51

Operating expenses
Compensation and benefits	13,897	9,248	50

Brokerage, clearing and exchange fees	1,208	797	52
Market development	338	268	26
Communications and technology	396	365	8
Depreciation and amortization	378	371	2
Amortization of identifiable intangible assets	128	93	38
Occupancy	613	534	15
Professional fees	367	322	14
Other expenses	995	704	41

Total non-compensation expenses	4,423	3,454	28

Total operating expenses	18,320	12,702	44

Pre-tax earnings	9,575	5,794	65
Provision for taxes	3,190	1,800	77

Net earnings	6,385	3,994	60

Preferred stock dividends	91	9	N.M.

Net earnings applicable to common shareholders	$6,294	$3,985	58

Earnings per common share
Basic	$13.92	$8.23	69%
Diluted	13.12	7.89	66
Diluted, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	13.83	7.89	75

Average common shares outstanding
Basic	452.1	484.3	(7)
Diluted	479.7	505.2	(5)

Selected Data
Ratio of compensation and benefits to net revenues	49.8%	50.0%
Ratio of compensation and benefits to net revenues, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	48.0	50.0

Annualized return on average tangible common shareholders’ equity (2)	35.6	25.3
Annualized return on average tangible common shareholders’ equity, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	37.6	25.3

Annualized return on average common shareholders’ equity	29.6	20.7
Annualized return on average common shareholders’ equity, excluding the impact of the continued amortization of prior year share-based awards in 2006 (1)	31.4	20.7

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 25,	May 26,	Aug. 26,	May 26,	Aug. 26,
	2006	2006	2005	2006	2005

Non-compensation expenses of consolidated investments (4)	$153	$119	$100	29%	53%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	454	403	271	13	68
Market development	108	113	86	(4)	26
Communications and technology	139	129	122	8	14
Depreciation and amortization	103	110	114	(6)	(10)
Amortization of identifiable intangible assets	48	44	31	9	55
Occupancy	188	171	186	10	1
Professional fees	132	121	114	9	16
Other expenses	266	277	214	(4)	24

Subtotal	1,438	1,368	1,138	5	26

Total non-compensation expenses, as reported	$1,591	$1,487	$1,238	7	29

	Nine Months Ended		% Change From
	Aug. 25,	Aug. 26,	Aug. 26,
	2006	2005	2005

Non-compensation expenses of consolidated investments (4)	$371	$164	126%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	1,208	797	52
Market development	313	258	21
Communications and technology	391	363	8
Depreciation and amortization	325	354	(8)
Amortization of identifiable intangible assets	126	93	35
Occupancy	528	508	4
Professional fees	358	318	13
Other expenses	803	599	34

Subtotal	4,052	3,290	23

Total non-compensation expenses, as reported	$4,423	$3,454	28

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (9)
$ in millions

	Three Months Ended
	Aug. 25,	May 26,	Aug. 26,
	2006	2006	2005

Risk Categories
Interest rates	$55	$49	$38
Equity prices	61	83	40
Currency rates	21	29	19
Commodity prices	31	31	25
Diversification effect (10)	(76)	(80)	(46)

Total	$92	$112	$76

Assets Under Management (11)
$ in billions

	As of			% Change From
	Aug. 31,	May 31,	Aug. 31,	May 31,	Aug. 31,
	2006	2006	2005	2006	2005
Alternative investments	$139	$128	$107	9%	30%
Equity	193	185	159	4	21
Fixed income	186	172	156	8	19

Total non-money market assets	518	485	422	7	23
Money markets	111	108	98	3	13

Total assets under management	$629	$593	$520	6	21

	Three Months Ended
	Aug. 31,		May 31,	Aug. 31,
	2006		2006	2005

Balance, beginning of period	$593		$571	$490

Net asset inflows / (outflows)
Alternative investments	13		6	2
Equity	4		3	10
Fixed income	10		4	6

Total non-money market net asset inflows / (outflows)	27		13	18
Money markets	3	(3)	2	—

Total net asset inflows / (outflows)	30		15	18

Net market appreciation / (depreciation)	6		7	12

Balance, end of period	$629		$593	$520

Principal Investments
$ in millions

	As of August 25, 2006
	Corporate	Real Estate	Total

Private	$2,359	$616	$2,975
Public	848	5	853

Subtotal	3,207	621	3,828
SMFG convertible preferred stock (12)	4,938	—	4,938
Industrial and Commercial Bank of China ordinary shares (13)	2,605	—	2,605

Total	$10,750	$621	$11,371

Footnotes

(1)	Statement of Financial Accounting Standards (SFAS) No. 123-R, “Share-Based Payment,” focuses primarily on accounting for transactions in which an entity obtains employee services in exchange for share-based payments. In the first quarter of 2006, the firm adopted SFAS No. 123-R, which requires that share-based awards granted to retirement-eligible employees, including those subject to non-compete agreements, be expensed in the year of grant. In addition to expensing current year awards, prior year awards must continue to be amortized over the relevant service period. Therefore, although there is no incremental economic cost to the firm, compensation and benefits expenses in fiscal 2006 will include both amortization of prior year awards and new awards granted to retirement-eligible employees for services rendered in fiscal 2006. Management believes that presenting the firm’s results excluding the impact of the continued amortization of prior year share-based awards granted to retirement-eligible employees increases the comparability of period-to-period operating results and allows for a more meaningful representation of the relationship of current period compensation to net revenues.

The following tables set forth a reconciliation of net earnings, diluted earnings per common share, common shareholders’ equity and the ratio of compensation and benefits to net revenues as reported, to these items excluding the impact of the continued amortization of prior year share-based awards granted to retirement-eligible employees:

	Three Months	Nine Months	Three Months
	Ended	Ended	Ended
	August 25, 2006	August 25, 2006	May 26, 2006
	(unaudited, $ in millions)

Net earnings	$1,594	$6,385	$2,312
Impact of the continued amortization of prior year share-based awards, net of tax	90	340	91

Net earnings, excluding the impact of the continued amortization of prior year share-based awards	1,684	6,725	2,403
Preferred stock dividends	(39)	(91)	(26)

Net earnings applicable to common shareholders, excluding the impact of the continued amortization of prior year share-based awards	$1,645	$6,634	$2,377

	Three Months	Nine Months	Three Months
	Ended	Ended	Ended
	August 25, 2006	August 25, 2006	May 26, 2006
	(unaudited)

Diluted earnings per common share	$3.26	$13.12	$4.78
Impact of the continued amortization of prior year share-based awards, net of tax	0.19	0.71	0.19

Diluted earnings per common share, excluding the impact of the continued amortization of prior year share-based awards	$3.45	$13.83	$4.97

	Average for the
	Three Months	Nine Months	Three Months
	Ended	Ended	Ended
	August 25, 2006	August 25, 2006	May 26, 2006
	(unaudited, $ in millions)

Total shareholders’ equity	$32,618	$30,498	$30,082
Preferred stock	(2,850)	(2,190)	(1,963)

Common shareholders’ equity	29,768	28,308	28,119
Impact of the continued amortization of prior year share-based awards, net of tax	(147)	(98)	(105)

Common shareholders’ equity, excluding the impact of the continued amortization of prior year share-based awards	29,621	28,210	28,014
Goodwill and identifiable intangible assets, excluding power contracts and the value of business acquired (see footnote 2 below)	(4,745)	(4,709)	(4,694)

Tangible common shareholders’ equity (see footnote 2 below), excluding the impact of the continued amortization of prior year share-based awards	$24,876	$23,501	$23,320

Footnotes (continued)

	Three Months	Nine Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	August 25, 2006	August 25, 2006	May 26, 2006	May 26, 2006
	(unaudited, $ in millions)

Compensation and benefits	$3,510	$13,897	$5,086	$10,387
Impact of the continued amortization of prior year share-based awards	(133)	(508)	(138)	(375)

Compensation and benefits, excluding the impact of the continued amortization of prior year share-based awards	$3,377	$13,389	$4,948	$10,012

Total net revenues	$7,463	$27,895	$10,097	$20,432
Ratio of compensation and benefits to net revenues, excluding the impact of the continued amortization of prior year share-based awards	45.2%	48.0%	49.0%	49.0%

The firm’s ratio of compensation and benefits to net revenues, excluding the impact of the continued amortization of prior year share-based awards, is computed by dividing compensation and benefits, excluding the impact of the continued amortization of prior year share-based awards, by total net revenues.

(2)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, excluding power contracts and the value of business acquired (VOBA). VOBA represents the present value of estimated future gross profits of the variable annuity and variable life insurance business acquired in fiscal 2006. In fiscal 2006, management amended its calculation of tangible common shareholders’ equity. Management no longer deducts identifiable intangible assets associated with power contracts and management does not deduct VOBA from common shareholders’ equity, in each case because, unlike other intangible assets, the firm does not hold material amounts of common shareholders’ equity to support these assets. Prior periods have been restated to conform to the current period presentation.

Management believes that annualized return on average tangible common shareholders’ equity is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Annualized return on average tangible common shareholders’ equity is computed by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. The following table sets forth a reconciliation of average total shareholders’ equity to average tangible common shareholders’ equity:

	Average for the			As of
	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended
	August 25, 2006	August 25, 2006	August 26, 2005	August 25, 2006
	(unaudited, $ in millions)

Total shareholders’ equity	$32,618	$30,498	$26,100	$33,493
Preferred stock	(2,850)	(2,190)	(375)	(3,100)

Common shareholders’ equity	29,768	28,308	25,725	30,393
Goodwill and identifiable intangible assets, excluding power contracts and VOBA	(4,745)	(4,709)	(4,746)	(4,748)

Tangible common shareholders’ equity	$25,023	$23,599	$20,979	$25,645

(3)	Includes the transfer of $8 billion of money market assets under management to bank deposits at Goldman Sachs Bank USA, a wholly owned subsidiary of The Goldman Sachs Group, Inc. Bank deposits are not included in assets under management.

(4)	Consolidated entities held for investment purposes includes entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets such as golf courses and hotels in Asia, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(5)	Long-term borrowings includes nonrecourse debt of $16.41 billion, consisting of $6.23 billion issued by William Street Funding Corporation (a wholly owned subsidiary of The Goldman Sachs Group, Inc. formed to raise funding to support loan commitments to investment-grade clients made by another wholly owned William Street entity) and $10.18 billion issued by other consolidated entities. Nonrecourse debt is debt that only the issuing subsidiary or, if applicable, a subsidiary guaranteeing the debt is obligated to repay.

(6)	Cost of power generation includes all of the direct costs of the firm’s consolidated power generation facilities (e.g., fuel, operations and maintenance), as well as the depreciation and amortization associated with the facilities and related contractual assets. Power generation revenues are included in “Trading and principal investments.”

Footnotes (continued)

(7)	Excludes 9,901, 9,369 and 7,308 employees as of August 2006, May 2006 and August 2005, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $83 million, $61 million and $52 million for the three months ended August 25, 2006, May 26, 2006 and August 26, 2005, respectively, attributable to these consolidated entities.

(8)	Beginning with fiscal year 2006, includes 1,281 and 1,225 employees as of August 2006 and May 2006, respectively, of Goldman Sachs’ consolidated property management and loan servicing subsidiaries. August 2005 has been restated to conform to the current presentation and includes 1,163 employees.

(9)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 25, 2005.

(10)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(11)	In the first fiscal quarter of 2006, the methodology for classifying certain non-money market assets was changed. The changes were primarily to reclassify certain assets allocated to external investment managers out of alternative investment assets and to reclassify currency assets into alternative investment assets. The changes did not impact total assets under management and August 2005 has been restated to conform to the current presentation. Substantially all assets under management are valued as of calendar month end.

(12)	Excludes an economic hedge on the unrestricted shares of common stock underlying the investment. As of August 25, 2006, the fair value of this hedge was $3.07 billion. Includes the impact of foreign exchange revaluation on the investment, for which the firm also maintains an economic hedge.

(13)	Includes economic interests of $1.65 billion as of August 25, 2006 assumed by investment funds managed by Goldman Sachs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

99.1	Press Release of the Registrant dated September 12, 2006 containing financial information for its fiscal third quarter ended August 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: September 12, 2006	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer